Exhibit 99.1

Contacts:
Brian W. Poff	Dru Anderson
Executive Vice President,	Corporate Communications, Inc.
Chief Financial Officer	(615) 324-7346
Addus HomeCare Corporation	dru.anderson@cci-ir.com
(469) 535-8200
investorrelations@addus.com

ADDUS HOMECARE ANNOUNCES

FIRST-QUARTER 2021 FINANCIAL RESULTS

Revenue Increases 7.9% to $205.3 million

Net Income Increases to $8.9 Million, or $0.55 per Diluted Share,

and Adjusted Earnings per Diluted Share of $0.74

Adjusted EBITDA Increases 8.9% to $19.3 Million

Frisco, Texas (May 3, 2021) – Addus HomeCare Corporation (NASDAQ: ADUS), a provider of home care services, today announced financial results for the first quarter ended March 31, 2021.

Net service revenues were $205.3 million for the first quarter of 2021, a 7.9% increase compared with $190.2 million for the first quarter of 2020. Net income was $8.9 million for the first quarter of 2021, compared with $8.7 million for the first quarter last year, while net income per diluted share was $0.55 compared with $0.54 for the first quarter of 2020. Adjusted net income per diluted share was $0.74 for the first quarter of 2021 compared with $0.77 for the first quarter of 2020.

Adjusted net income per diluted share for the first quarter of 2021 excludes acquisition and de novo expenses of $0.08, restructuring and other costs of $0.02, and stock-based compensation expense of $0.12, offset by the exclusion of a positive impact of net COVID-19 expenses of $0.03. Adjusted EBITDA increased to $19.3 million for the first quarter of 2021 from $17.7 million in the first quarter of 2020, an 8.9% increase. (See page 8 for a reconciliation of all non-GAAP and GAAP financial measures in this news release.)

As of March 31, 2021, the Company had cash of $125.5 million and bank debt of $196.3 million, while availability under its revolving credit facility was $112.8 million. Net cash used in operating activities was $18.4 million for the first quarter of 2021, inclusive of the return of $10.8 million in CARES Act funding received as part of the Queen City acquisition.

Dirk Allison, Chairman and Chief Executive Officer of Addus HomeCare, commented, “We are particularly pleased to report first quarter financial and operating results that compare favorably to the first quarter of 2020, our best ever first quarter and the last quarter not to be significantly affected by the COVID-19 pandemic. First quarter 2021 results reflect an improving public health environment, and we anticipate that the COVID-19 pandemic will continue to steadily decrease in severity over the next several quarters. While we were impacted by both the pandemic and the historic winter storm that interrupted business throughout many of our significant markets, we nevertheless saw overall revenue growth across each of our operating segments, including our acquired businesses, generating solid comparisons to our record 2020 first quarter and providing a strong start to 2021.

“We continue to see improving organic growth trends ahead of pre-pandemic levels in both personal care and home health. With the accelerating growth in vaccinations across the country and increasing facility access, we expect that we will begin to see a return to higher volume trends in our hospice business. Ultimately, we believe Addus is well positioned to meet expected demand in all our operating segments as overall conditions improve and more restrictions are lifted.

Addus Homecare Announces First Quarter 2021 Financial Results

May 3, 2021

“We also expect to benefit from the statewide Illinois rate increase that became effective April 1, 2021 and will help offset the most recent increase in the Chicago minimum wage. Illinois is an important market for Addus, and we were pleased to see the implementation of this rate increase following a previous delay.”

Mr. Allison added, “Despite COVID-19 challenges, we were able to complete three acquisitions in the second half of last year, including our acquisition of Queen City Hospice on December 1, 2020.Integration of these transactions is largely complete, and our average daily census at Queen City has seen positive growth since acquisition. We continue to have a solid pipeline of potential acquisitions that we will aggressively pursue, primarily focused on transactions that allow us to operate each of our hospice, home health and personal care segments in strategic markets. We have the financial strength necessary to complete acquisitions that meet our objectives and we are confident that we can continue our record of delivering value from acquired operations.”

Non-GAAP Financial Measures

The information provided in this release includes adjusted net income, adjusted EBITDA and adjusted net income per diluted share, which are non-GAAP financial measures. The Company defines adjusted net income as net income before the net COVID-19 expenses, acquisition and de novo expenses, stock-based compensation expense, restructure expenses, and other costs. The Company defines adjusted EBITDA as earnings before interest expense, taxes, depreciation, amortization, net COVID-19 expenses, acquisition and de novo expenses, stock-based compensation expense, restructure expenses, and other costs. The Company defines adjusted diluted earnings per share as earnings per share, adjusted for net COVID-19 expenses, acquisition and de novo expenses, stock compensation expense, restructure expenses, and other costs. The Company defines adjusted net service revenues as revenue adjusted for the closure of certain sites. The Company has provided, in the financial statement tables included in this press release, a reconciliation of adjusted net income to net income, a reconciliation of adjusted EBITDA to net income, a reconciliation of adjusted diluted earnings per share to earnings per share, and a reconciliation of adjusted net service revenues to net service revenues, in each case, the most directly comparable GAAP measure. Management believes that adjusted net income, adjusted EBITDA, adjusted diluted earnings per share, and adjusted net service revenues are useful to investors, management and others in evaluating the Company’s operating performance, to provide investors with insight and consistency in the Company’s financial reporting and to present a basis for comparison of the Company’s business operations among periods, and to facilitate comparison with the results of the Company’s peers. With respect to net COVID-19 expenses, the Company views these expenses as unrelated to the Company’s long-term performance, since they are directly related to the sudden onset COVID-19 pandemic.

Conference Call

Addus will host a conference call on Tuesday, May 4, 2021, beginning at 9:00 a.m. Eastern time. The toll-free dial-in number is (877) 930-8289 (international dial-in number is (253) 336-8714), pass code 6176200. A telephonic replay of the conference call will be available through midnight on May 11, 2021, by dialing (855) 859-2056 (international dial-in number is (404) 537-3406) and entering pass code 6176200. A live broadcast of Addus HomeCare’s conference call will be available under the Investor Relations section of the Company’s website: www.addus.com. An online replay will also be available on the Company’s website for one month, beginning approximately two hours following the conclusion of the live broadcast.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “preliminary,” “continue,” “expect,” and similar expressions. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including discretionary determinations by government officials, the consummation and integration of acquisitions, anticipated transition to managed care providers, our ability to successfully execute our growth strategy, unexpected increases in SG&A and other

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Addus Homecare Announces First Quarter 2021 Financial Results

May 3, 2021

expenses, expected benefits and unexpected costs of acquisitions and dispositions, management plans related to dispositions, the possibility that expected benefits may not materialize as expected, the failure of the business to perform as expected, changes in reimbursement, changes in government regulations, changes in Addus HomeCare’s relationships with referral sources, increased competition for Addus HomeCare’s services, changes in the interpretation of government regulations, the uncertainty regarding the outcome of discussions with managed care organizations, changes in tax rates, the impact of adverse weather, higher than anticipated costs, lower than anticipated cost savings, estimation inaccuracies in future revenues, margins, earnings and growth, whether any anticipated receipt of payments will materialize, the anticipated impact to our business operations, reimbursements and patient population due to the recent COVID-19 global pandemic, caused by a novel strain of the coronavirus (COVID-19), and other risks set forth in the Risk Factors section in Addus HomeCare’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2021, which is available at www.sec.gov. The financial information described herein and the periods to which they relate are preliminary estimates that are subject to change and finalization. There is no assurance that the final amounts and adjustments will not differ materially from the amounts described above, or that additional adjustments will not be identified, the impact of which may be material. Addus HomeCare undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties, and other factors. Accordingly, any forward-looking statements included in this press release do not purport to be predictions of future events or circumstances and may not be realized. (Unaudited tables and notes follow).

About Addus HomeCare

Addus HomeCare is a provider of home care services that primarily include personal care services that assist with activities of daily living, as well as hospice and home health services. Addus HomeCare’s consumers are primarily persons who, without these services, are at risk of hospitalization or institutionalization, such as the elderly, chronically ill and disabled. Addus HomeCare’s payor clients include federal, state and local governmental agencies, managed care organizations, commercial insurers and private individuals. Addus HomeCare currently provides home care services to approximately 44,000 consumers through 208 locations across 22 states. For more information, please visit www.addus.com.

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Addus Homecare Reports First Quarter 2021 Financial Results

May 3, 2021

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(amounts and shares in thousands, except per share data)

(Unaudited)

Income Statement Information:	For the Three Months Ended March 31,
	2021	2020
Net service revenues	$205,302	$190,216
Cost of service revenues	144,105	134,381

Gross profit	61,197	55,835
	29.8%	29.4%
General and administrative expenses	45,426	42,287
Depreciation and amortization	3,601	2,887

Total operating expenses	49,027	45,174

Operating income from continuing operations	12,170	10,661
Total interest expense, net	1,194	574

Income before income taxes	10,976	10,087
Income tax expense	2,082	1,429

Net income	$8,894	$8,658

Net income per diluted share:	$0.55	$0.54

Weighted average number of common shares outstanding:
Diluted	16,069	15,907

Cash Flow Information:	For the Three Months Ended March 31,
	2021	2020
Net cash (used in) provided by operating activities	$(18,366)	$20,442
Net cash (used in) investing activities	(1,021)	(2,834)
Net cash (used in) provided by financing activities	(144)	1,141

Net change in cash	(19,531)	18,749
Cash at the beginning of the period	145,078	111,714

Cash at the end of the period	$125,547	$130,463

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Addus Homecare Reports First Quarter 2021 Financial Results

May 3, 2021

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Amounts in thousands)

(Unaudited)

	March 31,
	2021	2020
Assets
Current assets
Cash	$125,547	$130,463
Accounts receivable, net	138,806	141,083
Prepaid expenses and other current assets	10,787	6,505

Total current assets	275,140	278,051

Property and equipment, net	19,322	13,791

Other assets
Goodwill	469,036	275,364
Intangible assets, net	69,395	55,304
Deferred tax assets, net	6,359	1,606
Operating lease assets	38,325	20,703

Total other assets	583,115	352,977

Total assets	$877,577	$644,819

Liabilities and stockholders’ equity

Current liabilities
Accounts payable	$23,459	$17,561
Accrued payroll	20,255	29,476
Accrued expenses	38,654	22,116
Government stimulus advance	20,368	—
Accrued workers compensation	14,380	14,497
Current portion of long-term debt	972	956

Total current liabilities	118,088	84,606

Long-term debt, less current portion, net of debt issuance costs	193,839	59,112
Long-term operating lease liabilities, less current portion	35,623	13,638
Other long-term liabilities	117	655

Total long-term liabilities	229,579	73,405

Total liabilities	347,667	158,011

Total stockholders’ equity	529,910	486,808

Total liabilities and stockholders’ equity	$877,577	$644,819

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Addus Homecare Reports First Quarter 2021 Financial Results

May 3, 2021

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Net Service Revenues by Segment

(Amounts in thousands)

(Unaudited)

	For the Three Months Ended March 31,
	2021	2020
Personal Care	$164,868	$160,665
Hospice	36,094	25,212
Home Health	4,340	4,339

Total Revenue	$205,302	$190,216

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Addus Homecare Reports First Quarter 2021 Financial Results

May 3, 2021

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Key Statistical and Financial Data (Unaudited)

	For the Three Months Ended March 31,
	2021	2020
Personal Care
States served at period end	21	24
Locations served at period end	164	151
Average billable census - same store	36,788	39,170
Average billable census - acquisitions (1)	1,539	—
Average billable census total (2)	38,327	39,170
Billable hours (in thousands)	7,567	7,674
Average billable hours per census per month	65.2	64.9
Billable hours per business day	118,237	118,054
Revenues per billable hour	$21.75	$20.97
Organic growth
- Revenue	2.4%	14.0%

Hospice
Locations served at period end	34	34
Admissions	2,394	1,655
Average daily census	2,400	1,863
Average discharge length of stay	101.3	99.1
Patient days	216,007	169,512
Revenue per patient day	$167.09	$150.49
Organic growth
- Revenue	(8.4)%	12.1%
- Average daily census	(20.2)%	14.1%

Home Health
Locations served at period end	10	10
New Admissions	1,168	1,022
Recertifications	657	710
Total Volume	1,825	1,732
Visits	27,665	33,710
Organic growth
- Revenue	0.0%	19.5%
- Total volume	5.4%	6.6%

Percentage of Revenues by Payor:
Personal Care
State, local and other governmental programs	49.0%	49.4%
Managed care organizations	45.8	44.9
Private duty	3.0	3.3
Commercial	1.4	1.6
Other	0.8%	0.8%

Hospice
Medicare	94.2%	92.1%
Managed care organizations	4.1	5.5
Other	1.7%	2.4%

Home Health
Medicare	80.7%	80.0%
Managed care organizations	18.4	18.6
Other	0.9%	1.4%

(1)

The average billable census in acquisitions of 993 for the three ended March 31, 2020, was reclassified to average billable census - same stores for comparability purposes. The average billable census for the three months ended March 31, 2021 was prorated for the date of the acquisition.

(2)	Exited sites would have reduced same store census for the three months ended March 31, 2020 by 696.

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Addus Homecare Reports First Quarter 2021 Financial Results

May 3, 2021

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(Amounts in thousands, except per share data)

(Unaudited)

	For the Three Months Ended March 31,
	2021	2020
Reconciliation of Adjusted EBITDA to Net Income: (1)

Net income	$8,894	$8,658

Interest expense, net	1,194	574
Income tax expense	2,082	1,429
Depreciation and amortization	3,601	2,887
COVID-19 expense, net	(591)	263
Acquisition and de novo expenses	1,475	1,634
Stock-based compensation expense	2,239	1,407
Restructuring and other costs	402	873

Adjusted EBITDA	$19,296	$17,725

Reconciliation of Adjusted Net Income to Net Income: (2)

Net income	$8,894	$8,658

COVID-19 expense, net of tax	(479)	227
Acquisition and de novo expenses, net of tax	1,352	1,417
Stock-based compensation expense, net of tax	1,814	1,220
Restructuring and other costs, net of tax	326	758

Adjusted Net Income	11,907	12,280

Reconciliation of Diluted Earnings per Share to Adjusted Diluted Earnings per Share: (3)

Diluted earnings per share	$0.55	$0.54

COVID-19 expense, net per diluted share	(0.03)	0.01
Acquisition and de novo expenses, per diluted share	0.08	0.09
Restructuring and other costs per diluted share	0.02	0.05
Stock-based compensation expense per diluted share	0.12	0.08

Adjusted net income per diluted share	$0.74	$0.77

Reconciliation of Net Service Revenues to Adjusted Net Service Revenues: (4)

Net service revenues	$205,302	$190,216

Revenue associated with the closure of certain sites	2	(2,078)

Adjusted net service revenues	$205,304	$188,138

(1)

We define Adjusted EBITDA as earnings before interest expense, taxes, depreciation, amortization, net COVID-19 expenses, acquisition and de novo expenses, stock-based compensation expense, restructure expenses, and other costs. Adjusted EBITDA is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(2)

We define Adjusted Net Income as net income before net COVID-19 expenses, acquisition and de novo expenses, stock-based compensation expense, restructure expenses, and other costs. Adjusted Net Income is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(3)

We define Adjusted diluted earnings per share as earnings per share, adjusted for net COVID-19 expenses, acquisition and de novo expenses, stock compensation expense and restructure expenses, and other costs. Adjusted diluted earnings per share is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(4)

We define Adjusted net service revenues as revenue adjusted for the closure of certain sites. Adjusted net service revenues is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

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